Hawkins Accounting
                           17415 Monterey St. Ste 200
                              Morgan Hill, CA 95037








                       CONSENT OF THE INDEPENDENT AUDITOR



As the independent accountant for Organic Soils.Com, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of the reviewed financial statements dated June 27, 2002 as of March 31, 2002 and for the three-month period then ended. I also consent to the use of the firm's name in the "Experts" section of the prospectus.



/s/ Hawkins Accounting


June 28, 2002